CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in this Registration Statement on Form SB-2 of our financial statements of Terra Nova Trading, L.L.C. and MarketWise Securities, L.L.C. as of and for the years ended December 31, 2004 and 2005.


Ryan & Juraska


-----------------------------
Chicago, Illinois
July 31, 2006